EXHIBIT NO. 99
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                            Cook Associates, LLP
                         Certified Public Accounts
                    Members Division For CPA Firms AICPA
                          And The Virginia Society
                        Of Certified Public Accounts

                             Originating Office

                                P.O. Box 580
                            Richlands, Virginia


                        INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Bank of Tazewell County
Tazewell, Virginia


     We have audited the accompanying balance sheets of Bank of Tazewell County as of December 31, 1995 and 1994, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bank of Tazewell County as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accounting principles.

     As discussed in Note 1 and 11 to the financial statements, Bank of Tazewell County adopted the provisions of Statement of Financial Accounting Standards No.'s 114 and 118, "Accounting by Creditors for Impairment of a Loan" as of January 1, 1995.


February 27, 1996                              Cook Associates, LLP

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